Chordiant Software Announces Financial Results For the Fourth Quarter and Fiscal Year 2008 Ended September 30, 2008
Posts Seventh Consecutive Quarter of Non-GAAP Profitability

Cupertino, Calif.—November 20, 2008— Chordiant Software, Inc. (Nasdaq: CHRD), the leading provider of Customer Experience (Cx™) software and services, today announced its financial results for the fourth quarter and fiscal year 2008 ended September 30, 2008, and filed its Annual Report on Form 10-K with the Securities and Exchange Commission.

Fourth Quarter Fiscal Year 2008 Financial Highlights

▪	Total revenues of $28.4 million;

▪	License revenues of $9.5 million;

▪	GAAP (Generally Accepted Accounting Principles) net income of $1.3 million, or $0.04 per fully diluted share;

▪	Non-GAAP net income of $1.7 million, or $0.05 per fully diluted share;

▪	Bookings of $14.4 million;

▪	Ending backlog of $70.1 million; and

▪	Ending cash, cash equivalents and restricted cash of $55.6 million.

Fiscal Year 2008 Financial Highlights

▪	Total revenues of $113.0 million;

▪	License revenues of $34.1 million;

▪	GAAP net income of $1.1 million, or $0.03 per fully diluted share;

▪	Non-GAAP net income of $5.9 million, or $0.18 per fully diluted share; and

▪	Bookings of $111.0 million.

Fiscal Year 2008 Business Highlights

▪	Signed seven new transactions greater than $1 million;

▪	Signed $26.1 million transaction with Vodafone, the largest in the Company’s history;

▪	Reported non-GAAP profits in each quarter, bringing its total to seven consecutive quarters of non-GAAP profitability;

▪	Ended the year with over 1,300 Chordiant experienced partner resources through its “Partner Enablement” model;

▪	Continued technical leadership through new product releases of Collections Manager, Decisioning, Enterprise Case Management, Marketing Director, Recommendation Advisor, and Teller;

▪
Received industry honors including: Intelligent Enterprise’s “2008 Editor’s Choice Award;” IBM’s “2008 IMPACT Business Process Management Award;” “Fin Tech 100;” Software Magazine’s “Software 500;” and O2’s “Vision Award.”

“Although our fourth quarter results fell short of our original expectations, I am pleased that Chordiant was able to post its seventh consecutive quarter of non-GAAP profitability,” said Steve Springsteel, President and Chief Executive Officer.  “While overall market conditions remain challenging, what is paramount in times like these is our customers’ focus on reducing their customer churn and in leveraging their customer base.  This demand plays to the strength of our broad suite of products.”

Fourth Quarter Fiscal Year 2008 Financial Results
Total revenues for the fourth quarter of fiscal year 2008 were $28.4 million, down 7.5% from the prior quarter and down 11.5% from the $32.1 million for the fourth quarter of fiscal year 2007.

License revenues for the fourth quarter of fiscal year 2008 were $9.5 million, down from the $11.0 million reported in the prior quarter and $13.9 million in the fourth quarter of fiscal year 2007.  Service revenues for the fourth quarter of fiscal year 2008 were $18.9 million, compared to $19.8 million in the prior quarter and $18.2 million reported for the same period of fiscal year 2007.

Chordiant reported GAAP net income of $1.3 million, or fully diluted GAAP earnings per share of $0.04, for the fourth quarter of fiscal year 2008 compared to $5.3 million and $0.16, respectively, for the same period of fiscal year 2007.

Chordiant reported fourth quarter fiscal year 2008 non-GAAP net income of $1.7 million, or fully diluted non-GAAP earnings per share of $0.05, compared to non-GAAP net income of $6.3 million, or fully-diluted non-GAAP earnings per share of $0.18, for the fourth quarter of fiscal year 2007.  Non-GAAP net income excludes stock-based compensation expense, the amortization of purchased intangible assets and the non-cash tax benefit relating to net operating loss carryforwards.

Deferred Revenue
Deferred revenue at the end of the fourth quarter and fiscal year 2008 was $46.3 million, a decrease of $21.7 million as compared to the ending balance of $68.0 million at September 30, 2007.  Deferred revenue does not include future amounts due under the Vodafone transaction that was closed in the first quarter of fiscal year 2008.

Bookings
Bookings were $14.4 million for the fourth quarter, compared to $26.4 million in the prior quarter and $20.0 million in the same period last year.  Bookings for fiscal year 2008 totaled $111.0 million, compared to $163.8 million in the prior year.

Backlog of Business
At September 30, 2008, Chordiant's backlog, which includes deferred revenue, decreased to $70.1 million from $89.6 million at the end of the prior quarter.  The primary reasons for the decrease during the period were 1) the adverse impact of foreign exchange rates on our non-US dollar denominated backlog; 2) the recognition of license revenues associated with Vodafone and through progress on several percentage-of-completion transactions; 3) the recognition of service revenue for hourly work completed; and 4) support revenue that was recognized on pre-paid multi-year agreements.  Backlog includes $12.6 million of remaining commitments related to the Vodafone transaction that was closed in the first quarter of fiscal year 2008.

Cash Position
Chordiant’s cash, cash equivalents, restricted cash and marketable securities position decreased by approximately $34.9 million during the fiscal year to $55.6 million at September 30, 2008, as compared to $90.5 million at September 30, 2007.  The decrease in the cash balance includes the $18.6 million used in the second and third quarters of fiscal year 2008 for the share repurchase program which concluded on April 30, 2008.

Fiscal Year 2008 Financial Results
Total revenues for fiscal year 2008 were $113.0 million, compared to a record $124.5 million for fiscal year 2007.

License revenues for fiscal year 2008 were $34.1 million, down from $54.1 million reported in the prior year.  Service revenues for fiscal year 2008 were $78.9 million compared to $70.5 million for the prior year.

Chordiant reported GAAP net income of $1.1 million, or fully diluted GAAP earnings per share of $0.03, for fiscal year 2008, compared to $6.0 million and $0.18, respectively, for the same period of fiscal year 2007.

Chordiant reported fiscal year 2008 non-GAAP net income of $5.9 million, or fully diluted non-GAAP earnings per share of $0.18, compared to non-GAAP net income of $17.1 million, or fully diluted non-GAAP earnings per share of $0.51, for fiscal year 2007.  Non-GAAP net income excludes stock-based compensation expense, the amortization of purchased intangible assets and the non-cash tax benefit relating to net operating loss carryforwards.

Q1 Fiscal Year 2009 Restructuring
As previously announced, on October 8, 2008 in its first quarter of fiscal year 2009, Chordiant initiated a restructuring plan intended to align its resources and cost structure with expected future revenues.  The plan included a reduction of approximately 13% of its permanent workforce, as well as a reduction in third party consultants.  Savings from the October restructuring is expected to result in annual operating cost savings of between $5 and $6 million as compared to fiscal year 2008.

Non-GAAP Financial Measurements
This press release and the accompanying tables include non-GAAP financial measures.  For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section of the accompanying tables titled "Non-GAAP Financial Measures" as well as the related Table C which follows it.

Fiscal Year 2009 Financial Guidance
“Current market conditions make it very challenging to forecast new bookings,” stated Mr. Springsteel.  “Therefore, today we will only be providing revenue guidance for fiscal year 2009, since our current backlog and strong maintenance renewal rates provide us solid visibility into these targets.”

Management currently expects the following revenue and earnings performance in fiscal year 2009:

▪	Total revenues for fiscal year 2009 are expected to range from $95 million to $105 million;

▪	Although the Company is not providing specific earnings targets, it does expect to be profitable on a non-GAAP basis for fiscal year 2009.

Conference Call and Webcast Information
Chordiant will host a conference call and webcast to discuss its financial results for the fourth quarter and fiscal year 2008 ended September 30, 2008 today, Thursday, November 20, 2008 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 10:00 pm (GMT).  A live audio webcast will be available to investors and the public from the following website:  http://www.veracast.com/webcasts/chordiant2/78120198.cfm

Alternatively, you may prefer to access Chordiant’s website at http://www.chordiant.com, where you will see the event listed on the homepage.  Access is also possible from Chordiant’s Investor Relations website.

The webcast will be archived on the Chordiant website.  In addition, a telephone replay will be available on Thursday, November 20, 2008, beginning at approximately 4:00 p.m. Pacific Time, 7:00 p.m., Eastern Time, for seven days after the live call.  The replay can be accessed by dialing (800) 405-2236, access code 11122384#.

About Chordiant Software, Inc.
Chordiant helps leading global brands with high-volume customer service needs deliver the best possible customer experience.  Unlike traditional business applications, Chordiant Customer Experience (Cx) front-office solutions blend multi-channel interaction management with predictive desktop decisioning, enabling companies to capture and effectively anticipate and respond to customer behavior in all channels, in real-time.  For global leaders in insurance/healthcare, telecommunications and financial services, this deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer.  With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return.  For more information, visit Chordiant at www.chordiant.com.

Cautionary Note Regarding Forward Looking Statements
This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expected cost savings as a result of its recent restructuring; and the Company’s expected revenue and non-GAAP profitability in fiscal year 2009.  Forward-looking statements are generally identified by words such as "believes," ”expects," "guidance," and similar expressions.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements.  Such risks and uncertainties include, but are not limited to, whether the Company is able to close license and services transactions with new and existing customers and achieve its revenue targets; fluctuations in customer spending, particularly in the banking and insurance industries, due to consolidation, economic, geopolitical and other factors; and the Company’s dependence on a small number of customers for a substantial portion of its revenue.  These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.  These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.  The forward-looking statements and risks stated in this Press Release are based on information available to the Company today.  The Company assumes no obligation to update them.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc.  The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

NON-GAAP FINANCIAL MEASURES
The accompanying press release dated November 20, 2008 contains non-GAAP financial measures.  Table C reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP.  These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and basic and diluted non-GAAP net income per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include stock-based compensation expenses, acquisition-related costs, restructuring costs, non-cash tax expense or benefit and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance.  We also exclude these amounts from our internal planning and forecasting process.  We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods.  We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units.  Additionally, recent comparative periods in certain prior years also included stock-based compensation for certain stock options that were subject to variable accounting.  Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period.  The operating budgets of functional or geographic managers do not include stock-based compensation expenses impacting their function’s income (loss) and, accordingly, we exclude stock-based compensation expenses from our measures of functional or geographic performance.  While stock-based compensation is a significant expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process.  We exclude stock-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above.  We compute weighted average dilutive shares using the method required by Statement of Financial Accounting Standard No. 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges, and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete.  Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss).  We exclude these amounts from our budget and planning process.  We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with senior executive management.  The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss).  Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance.  We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Non-cash tax expense or benefit relating to Net Operating Loss carryforwards. Our non-GAAP financial measures exclude non-cash tax expenses or benefits.  These amounts include (i) the income tax benefit in fiscal 2008 attributable to the release of the valuation allowance on certain post-acquisition net operating losses and (ii) the impact of the utilization of pre- and post-acquisition net operating losses to offset certain income tax expenses expected to arise in future periods directly as a result of the release of the valuation allowance.  We exclude these expenses or benefits because they are non-cash expenses or benefits that we believe are not reflective of how we view our operating performance.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods.  These non-GAAP financial measures also facilitate our internal comparisons to historical operating results.  Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.  We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures.  Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented.  In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Chordiant Media Relations Contacts
Mo Mahmoud
Eastwick Communications
+1 (650) 480-4058
Chordiant@eastwick.com

Emma Smyth
Hotwire
+44 (0)20 7608 4698
Chordiant@hotwire.com

Chordiant Investor Relations Contact:
Karen Haus or Daniel Wood
Market Street Partners
+1 (415) 445-3238
chrd@marketstreetpartners.com

Table A
CHORDIANT SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(Unaudited)		(Audited)
	Three Months Ended September 30,		Years Ended September 30,
	2008	2007	2008	2007
Revenues:
License	$9,537	$13,915	$34,111	$54,052
Service	18,861	18,167	78,853	70,495
Total revenues	28,398	32,082	112,964	124,547
Cost of revenues:
License	138	357	1,059	1,813
Service	8,290	7,976	34,012	30,329
Amortization of intangible assets	303	303	1,211	1,211
Total cost of revenues	8,731	8,636	36,282	33,353
Gross profit	19,667	23,446	76,682	91,194
Operating expenses:
Sales and marketing	8,823	7,954	34,722	32,597
Research and development	5,787	6,627	25,598	27,546
General and administrative	4,308	4,408	17,995	19,898
Restructuring expense	—	(185)	—	6,543
Total operating expenses	18,918	18,804	78,315	86,584
Income (loss) from operations	749	4,642	(1,633)	4,610
Interest income, net	549	719	2,383	2,198
Other income (expense), net	(154)	444	417	822
Income before income taxes	1,144	5,805	1,167	7,630
Provision for (benefit from) income taxes	(116)	456	102	1,602
Net income	$1,260	$5,349	$1,065	$6,028

Net income per share:
Basic	$0.04	$0.16	$0.03	$0.19
Diluted	$0.04	$0.16	$0.03	$0.18

Weighted average shares used in computing net income per share:
Basic	29,995	33,066	31,658	32,425
Diluted	30,208	34,217	31,957	33,261

Table B
CHORDIANT SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Audited)

	September 30, 2008	September 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$55,516	$77,987
Marketable securities	—	12,159
Accounts receivable, net	24,873	27,381
Prepaid expenses and other current assets	8,168	5,352
Total current assets	88,557	122,879
Property and equipment, net	3,165	3,638
Goodwill	22,608	32,044
Intangible assets, net	1,514	2,725
Deferred tax asset – non-current	6,849	—
Other assets	2,007	3,529
Total assets	$124,700	$164,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,711	$8,080
Accrued expenses	9,456	13,804
Deferred revenue	33,503	44,548
Total current liabilities	50,670	66,432
Deferred revenue—long-term	12,831	23,434
Other liabilities – non-current	818	646
Restructuring costs, net of current portion	529	942
Total liabilities	64,848	91,454

Stockholders’ equity:
Common stock	30	33
Additional paid-in capital	281,910	295,650
Accumulated deficit	(225,850)	(226,915)
Accumulated other comprehensive income	3,762	4,593
Total stockholders’ equity	59,852	73,361
Total liabilities and stockholders’ equity	$124,700	$164,815

Table C
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Years Ended
	Sept. 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007

GAAP total cost of revenue	$8,731	$8,636	$36,282	$33,353
Amortization of purchased intangible assets	(303)	(303)	(1,211)	(1,211)
Stock-based compensation expense	(79)	(89)	(490)	(313)
Non-GAAP total cost of revenue	$8,349	$8,244	$34,581	$32,829

GAAP gross profit	$19,667	$23,446	$76,682	$91,194
Amortization of purchased intangible assets	303	303	1,211	1,211
Stock-based compensation expense	79	89	490	313
Non-GAAP gross profit	$20,049	$23,838	$78,383	$92,718

GAAP income (loss) from operations	$749	$4,642	$(1,633)	$4,610
Amortization of purchased intangible assets	303	303	1,211	1,211
Restructuring expenses and infrequent charges	—	(185)	—	6,971
Stock-based compensation expense	609	786	4,125	3,020
Non-GAAP income from operations	$1,661	$5,546	$3,703	$15,632

GAAP net income	$1,260	$5,349	$1,065	$6,028
Amortization of purchased intangible assets	303	303	1,211	1,211
Restructuring expenses and infrequent charges	—	(185)	—	6,791
Stock-based compensation expense	609	786	4,125	3,020
Deferred tax benefit	(511)	—	(511)	—
Non-GAAP net income	$1,661	$6,253	$5,890	$17,050

GAAP net income per basic share	$0.04	$0.16	$0.03	$0.19
Amortization of purchased intangible assets	0.01	0.01	0.04	0.04
Restructuring expenses and infrequent charges	—	(0.01)	—	0.21
Stock-based compensation expense	0.02	0.03	0.13	0.09
Deferred tax benefit	(0.01)		(0.01)
Non-GAAP net income per basic share	$0.06	$0.19	$0.19	$0.53

Shares used in basic per share amounts	29,995	33,066	31,658	32,425

GAAP net income per fully diluted share	$0.04	$0.16	$0.03	$0.18
Amortization of purchased intangible assets	0.01	0.01	0.04	0.04
Restructuring expenses and infrequent charges	—	(0.01)	—	0.20
Stock-based compensation expense	0.02	0.02	0.13	0.09
Deferred tax benefit	(0.02)		(0.02)
Non-GAAP net income per fully diluted share	$0.05	$0.18	$0.18	$0.51

Shares used in fully diluted per share amounts	30,208	34,217	31,957	33,261

Table C (Continued)
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2008
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses

GAAP operating expenses	$5,787	$8,823	$4,308	$—	$18,918
Stock-based compensation expense	(59)	(211)	(260)	—	(530)
Restructuring expenses and infrequent charges	—	—	—	—	—
Non-GAAP Operating expenses	$5,728	$8,612	$4,048	$—	$18,388

	Three Months Ended September 30, 2007
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses

GAAP operating expenses	$6,627	$7,954	$4,408	$(185)	$18,804
Stock-based compensation expense	(150)	(179)	(369)	—	(698)
Restructuring expenses and infrequent charges	—	—	—	185	185
Non-GAAP Operating expenses	$6,477	$7,775	$4,039	$—	$18,291

	Year Ended September 30, 2008
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses

GAAP operating expenses	$25,598	$34,722	$17,995	$—	$78,315
Stock-based compensation expense	(586)	(922)	(2,127)	—	(3,635)
Restructuring expenses and infrequent charges	—	—	—	—	—
Non-GAAP Operating expenses	$25,012	$33,800	$15,868	$—	$74,680

	Year Ended September 30, 2007
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses

GAAP operating expenses	$27,546	$32,597	$19,898	$6,543	$86,584
Stock-based compensation expense	(546)	(744)	(1,417)	—	(2,707)
Restructuring expenses and infrequent charges	—	—	(248)	(6,543)	(6,791)
Non-GAAP Operating expenses	$27,000	$31,853	$18,233	$—	$77,086